Exhibit 77C
          Kemper Multi-Market Income Trust
          Form N-SAR for the period ended 11/30/95
          File No. 811-5689


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR               15,001,856
                       WITHHELD             526,408

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR               15,001,856
                       WITHHELD             526,408


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               15,226,981
                       AGAINST               96,065
                       ABSTAIN              205,218


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               15,005,470
                       AGAINST              206,308
                       ABSTAIN              319,486






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